Exhibit 10.13

EIGHTH AMENDMENT TO LOAN AGREEMENT

This EIGHTH AMENDMENT TO LOAN AGREEMENT ("Amendment") is dated as of May 28, 2017, by and between INFORMATION ANALYSIS INCORPORATED a Virginia corporation ("Borrower") and TD BANK, N.A., a national banking association ("Bank").

BACKGROUND

A.           Pursuant to the terms of a certain Loan Agreement dated December 20, 2005, by and between Borrower and Bank (as the same has been or may be supplemented, restated, superseded, amended or replaced from time to time, the "Loan Agreement"), Bank made available to Borrower, inter alia, a revolving line of credit not to exceed One Million Dollars ($1,000,000.00) (the "Revolving Loan"). All capitalized terms used herein without further definition shall have the respective meaning set forth in the Loan Agreement and all other Loan Documents.

B.
The Loans are secured by, inter alia, continuing perfected security interests in the Collateral.

C.           Borrower has requested that Bank modify, in certain respects, the terms of the Loan Agreement and Bank has agreed to such modifications in accordance with and subject to the satisfaction of the conditions hereof.

NOW, THEREFORE, with the foregoing Background incorporated by reference and intending to be legally bound hereby, the parties agree as follows:

1.
The Schedule of Defined Terms as referenced in section 1 of the Loan Agreement shall be amended by deleting the definition of "Termination Date" and replacing such definition as follows:

"Termination Date" means May 31, 2018, as the same may be extended from time to time by the Bank in its sole discretion.

2.
Section 8 of the Loan Agreement shall be amended as follows:

Minimum Tangible Net Worth. The Borrower and its subsidiaries shall maintain a Tangible Net Worth of not less than $1,600,000.00, tested annually, defined as: the book value of net worth (total assets – total liabilities) as set forth in the statement of financial position of the Borrower determined in accordance with Generally Accepted Accounting Principals (GAAP), minus the net book value of the following items (but only to the extent that such items are included in any determination of the total assets of the Borrower): (i) good will, patents, trademarks, copyrights, trade names, customer lists, and other like intangible assets; (ii) receivables due from affiliates, subsidiaries or other related parties, including officers, employees or stockholders of the Borrower; and (ill) any capitalized start-up or development expenses, and (iv) any write-up or reappraisal of the Borrower's existing assets.

5.
Representations and Warranties. Borrower warrants and represents to Bank that:

a.          Prior Representations. By execution of this Amendment, Borrower reconfirms all warranties and representations made to Bank under the Loan Agreement and the other Loan Documents respectively and restate such warranties and representations as of the date hereof, all of which shall be deemed continuing until all of the obligations due to Bank are indefeasibly paid and satisfied in full.

b.          Authorization. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the transactions herein contemplated (i) are and will be within its powers, (ii) have been duly authorized by all necessary action on behalf of Borrower and (iii) are not and will not be in contravention of any order of court or other agency of government, of law or of any indenture, agreement or undertaking to which Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in a breach of or constitute (with due notice and/ or lapse of time) a default under any such indenture, agreement or undertaking, or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of the Borrower.

c.          Valid, Binding and Enforceable. This Amendment and any assignment or other instrument, document or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with their respective terms.

d.          No Default. No Default or Event of Default exists after giving effect to this Amendment.

6.          Ratification of Loan Documents. This Amendment is hereby incorporated into and made a part of the Loan Agreement and all other Loan Documents respectively, the terms and provisions of which, except to the extent modified by this Amendment are each ratified and confirmed and continue unchanged in full force and effect. Any reference to the Loan Agreement and all other Loan Documents respectively in this or any other instrument, document or agreement related thereto or executed in connection therewith shall mean the Loan Agreement and all other Loan Documents respectively as amended by this Amendment. As security for the payment of the Obligations, and satisfaction by Borrower of all covenants and undertakings contained in the Loan Agreement, Borrower hereby confirms its prior grant to Bank of a continuing first lien on and security interest in, upon and to all of Borrower's now owned or hereafter acquired, created or arising Collateral as described in the Loan Agreement.

7.          Governing Law. THIS AMENDMENT, AND ALL RELATED AGREEMENTS AND DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS SET FORTH IN SECTION 10(h) OF THE LOAN AGREEMENT. THE PROVISIONS OF THIS AMENDMENT AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

8.          Modification. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by Borrower and Bank.

9.          Duplicate Originals. Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

10.          Waiver of Jury Trial. BORROWER AND BANK EACH HEREBY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION, PROCEEDING OR COUNTERCLAIM ARISING WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS OR WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY DISCUSSIONS, NEGOTIATIONS OR COMMUNICATIONS INVOLVING OR RELATED TO ANY PROPOSED RENEWAL, EXTENSION, AMENDMENT, MODIFICATION, RESTRUCTURE, FORBEARANCE, WORKOUT, OR ENFORCEMENT OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS.

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment the day and year first above written.

BORROWER:

Information Analysis Incorporated

By:	/s/ Sandor Rosenberg
Name: Sandor Rosenberg
Title: Chief Executive Officer

LENDER:

Information Analysis Incorporated

By:	/s/ Maria Almeida Josephs
Name: Maria Almeida Josephs
Title: Vice President

3